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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): Jan. 9, 2002

                            MOORE CORPORATION LIMITED
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             (Exact Name of Registrant as specified in its charter)


Ontario, Canada                 1-8014                      98-0154502
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(State or Other              (Commission                  (IRS Employer
Jurisdiction of              File Number)                 Identification
Incorporation)                                                Number)


40 King Street West, Suite 3501
Toronto, Ontario, Canada                                        M5H 3Y2
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(Address of Principal Executive Office)                       (Zip Code)

                                  416-364-2600
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              (Registrant's telephone number, including area code)

                                 Not Applicable
              -----------------------------------------------------
          (Former Name or former address, if changed since last report)

                                  Page 1 of 3

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ITEM 9.  REGULATION FD DISCLOSURE.

         At a conference for investors held by CJS Securities on January 9, 2002, the Corporation reaffirmed its guidance for fourth quarter 2001 results (earnings per share at least $.05) and full year 2001 results (approximately $2 billion in revenues and $140 million in EBITDA). Both the earnings per share and EBITDA numbers reflect expected actual results less restructuring and other non-recurring charges.













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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         MOORE CORPORATION LIMITED

Date: January 9, 2002                    By: James E. Lillie
                                            -----------------------------------
                                         Name:  James E. Lillie
                                         Title: Executive Vice President,
                                                Operations & Secretary